UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 17, 2024

SOLENO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

100 Marine Parkway, Suite 400

Redwood City, CA 94065

(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.001 par value	SLNO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2024 (the “Closing Date”), Soleno Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a loan and security agreement (the “Loan Agreement”) by and among Oxford Finance LLC, as collateral agent (“Agent”), the lenders from time to time party thereto (the “Lenders”), the Company and Essentialis, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Essentialis” and, together with the Company, the “Borrowers”). The Loan Agreement provides for a secured term loan facility in an aggregate principal amount of up to $200 million.

Pursuant to the Loan Agreement, the Borrowers drew $50.0 million in an initial loan tranche on the Closing Date. The Borrowers have access to up to an additional $100.0 million of loan proceeds in three additional tranches based upon the achievement of milestones related to the development and commercialization of DCCR (diazoxide choline) extended-release tables for the treatment of Prader-Willi syndrome, and an additional $50.0 million may be made available to the Borrowers at the Lenders’ sole discretion. The proceeds of the term loans may be used by the Borrowers for working capital and general business purposes.

The term loans are set to mature on December 1, 2029 and, following an interest-only period, will begin to amortize in equal monthly installments beginning on February 1, 2029. However, if a specified milestone is achieved on or after the first anniversary of the Closing Date, then the term loans will begin to amortize in equal monthly installments beginning on February 1, 2030, and the maturity date will be extended to December 1, 2030.

The term loans accrue interest at a floating rate equal to (a) the greater of (i) the lesser of (x) 1-month term SOFR and (y) 7.12%, and (ii) 2.00%, plus (b) 5.50%. The loan agreement provides for a minimum interest rate of 7.50% and a maximum interest rate of 12.62%. Interest on the term loans is payable monthly in arrears. The term loans once repaid or prepaid may not be reborrowed. The term loans may be prepaid in full at the option of the Borrowers. The Borrowers are required to pay a prepayment fee of 2.00% for prepayments of term loans made in the first year after funding of such term loans, 1.00% for prepayments of term loans made in the second year after funding of such term loans, and no prepayment fees thereafter. The Borrowers are also obligated to pay other customary fees for a loan facility of this size and type.

The Borrowers’ obligations under the Loan Agreement are secured by substantially all of the Borrowers’ assets, including intellectual property, and will be guaranteed by its future subsidiaries, subject to certain limitations.

The Loan Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Borrowers and their subsidiaries to, among other things, dispose of assets, incur debt, grant liens, pay dividends and distributions on their capital stock, make investments and acquisitions, and enter into transactions with affiliates, in each case subject to customary exceptions for a loan facility of this size and type. In addition, the Loan Agreement contains (1) a minimum cash covenant commencing on June 30, 2025 if the Company has not obtained FDA approval for DCCR (diazoxide choline) extended-release tablets for the treatment of Prader-Willi syndrome and at all times thereafter until such approval is received and (2) a minimum revenue covenant commencing on the earlier of the date that the more than $50 million principal amount of term loans have been funded under the Loan Agreement and June 30, 2026; provided that such minimum revenue covenant shall not be tested during periods when the Company’s market capitalization or unrestricted cash meet certain minimum thresholds.

The events of default under the Loan Agreement include, among others, payment defaults, material misrepresentations, breaches of covenants, cross defaults with certain other material indebtedness, bankruptcy and insolvency events, the occurrence of a material adverse change (as defined in the Loan Agreement) and judgment defaults. The occurrence of an event of default could result in the acceleration of the Borrowers’ obligations under the Loan Agreement, the termination of the Lenders’ commitments, a 5.0% increase in the applicable rate of interest and the exercise by the Lender of other rights and remedies provided for under the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Loan Agreement, which the Company intends to file with the Securities and Exchange Commission as an exhibit to its Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Loan Agreement set forth in Item 1.01 above is incorporated herein by reference.

Item 8.01 Other Information

On December 17, 2024, the Company issued a press release announcing the execution of the Loan Agreement. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This information, including the press release, is intended to be furnished under Item 8.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by Soleno Therapeutics, Inc. dated December 17, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SOLENO THERAPEUTICS, INC.

Date: December 17, 2024	By:	/s/ Anish Bhatnagar
Anish Bhatnagar
Chief Executive Officer